--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K/A

                                 CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                January 18, 2001
                       (Date of earliest event reported)


                        Digital Generation Systems, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                           0-27644                            94-3140772
(State or other jurisdiction of        (Commission file number)        (I.R.S. employer identification
         incorporation)                                                             no.)



               5221 North O'Connor Boulevard, Irving, Texas 75039
                    (Address of principal executive offices)


                                 (972) 402-4800
                        (Registrant's telephone number,
                              including area code)

--------------------------------------------------------------------------------

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired.

                The appropriate financial information relating to the acquisition reported on February 2, 2001, is filed herewith.

         (b) Pro Forma Financial Information.

                The appropriate financial information relating to the acquisition reported on February 2, 2001, is filed herewith.

         (c) Exhibits

                23.1    Consent of KPMG LLP.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DIGITAL GENERATION SYSTEMS, INC.


Dated: March 26, 2001                   By:  /s/ Omar A. Choucair
                                            -----------------------------
                                            Omar A. Choucair
                                            Chief Financial Officer

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                       Consolidated Financial Statements

                          December 31, 2000 and 1999

                  (With Independent Auditors' Report Thereon)

                         Independent Auditors' Report


The Board of Directors
StarGuide Digital Networks, Inc.:



We have audited the accompanying consolidated balance sheets of StarGuide Digital Networks, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of StarGuide Digital Networks, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                   KPMG LLP
Dallas, Texas
February 23, 2001, except as to the last two paragraphs of Note 15, which are as of March 23, 2001

                       STARGUIDE DIGITAL NETWORKS, INC.
                               AND SUBSIDIARIES

                         Consolidated Balance Sheets

                          December 31, 2000 and 1999


                         Assets                                                        2000                 1999
                                                                                ------------------    -----------------
Current assets:
    Cash and cash equivalents                                                  $        2,890,740          2,144,572
    Trade accounts receivable,  net of allowance for doubtful
       accounts of $847,326 in 2000 and $234,587 in 1999 (note 8)                       3,211,435          7,784,143
    Inventories, net (notes 2 and 8)                                                    2,108,577          1,968,943
    Prepaid expenses and other current assets                                             662,648            858,014
                                                                                ------------------    -----------------

                   Total current assets                                                 8,873,400         12,755,672

Property and equipment, net (notes 3 and 8)                                               870,080            725,445
Other assets, net (note 4)                                                              1,358,870            580,724
                                                                                ------------------    -----------------

                   Total assets                                                $       11,102,350         14,061,841
                                                                                ==================    =================

                    Liabilities and Stockholders' Deficit

Current liabilities:
    Bank line of credit (note 8)                                               $               --            430,000
    Current portion of long-term debt (note 7)                                                 --            222,520
    Trade accounts payable and accrued liabilities                                      4,479,455          5,353,119
    Deferred revenue, net (note 12)                                                     3,260,439          3,122,455
    Other current liabilities                                                             215,580            368,208
                                                                                ------------------    -----------------
                   Total current liabilities                                            7,955,474          9,496,302

Deferred revenue, net (note 13)                                                        12,076,399         12,048,834
Long-term debt, net of current portion (note 7)                                                --          5,000,000
Excess of losses over investment in and amounts due
    from joint venture (note 5)                                                         2,567,980          2,191,728
                                                                                ------------------    -----------------

                   Total liabilities                                                   22,599,853         28,736,864
                                                                                ------------------    -----------------

Stockholders' deficit (note 10):
    Class A common stock, $0.001 par value.
       Authorized 60,000,000 shares; issued and
          outstanding 13,200,000 shares                                                    13,200             13,200
    Class B common stock, $0.001 par value.
       Authorized 60,000,000 shares; 10,836,261 issued and
          10,569,229 outstanding in 2000 and 9,604,759 issued
          and 9,524,759 outstanding in 1999                                                10,837              9,605
    Additional paid-in capital                                                         49,616,948         17,873,641
    Accumulated deficit                                                               (60,167,118)       (32,301,469)
    Treasury stock, 267,032 Class B shares in 2000,
       and 80,000 Class B shares in 1999, at cost                                        (971,370)          (270,000)
                                                                                ------------------    -----------------
                   Total stockholders' deficit                                        (11,497,503)       (14,675,023)

                                                                                ------------------    -----------------
Commitments and contingencies (notes 5, and 15)

                   Total liabilities and stockholders' deficit                 $       11,102,350         14,061,841
                                                                                ==================    =================


See accompanying notes to consolidated financial statements.

                       STARGUIDE DIGITAL NETWORKS, INC.
                               AND SUBSIDIARIES

                     Consolidated Statements of Operations


                 Years ended December 31, 2000, 1999 and 1998




                                                                    2000                1999               1998
                                                             -----------------      -------------     --------------
Revenues:
    Product sales (notes 5 and 13)                           $      10,046,754          9,716,846          8,817,434
    Service revenue                                                  4,147,163          3,091,053          2,457,504
    Other                                                              225,325            260,419            544,232
                                                             -----------------      -------------     --------------
                   Total revenues                                   14,419,242         13,068,318         11,819,170
                                                             -----------------      -------------     --------------
Costs and expenses:
    Cost of revenues                                                 9,801,749          8,127,697          8,137,045
    Sales and marketing                                              2,742,046          3,209,349          2,964,843
    Research and development                                         3,110,666          3,382,792          2,546,589
    General and administrative:
      Noncash stock award charges (note 10)                         19,630,000                 --                 --
      Other                                                          5,330,530          3,086,854          2,878,582
    Depreciation and amortization                                      824,451            973,189          1,266,961
                                                             -----------------      -------------     --------------
                   Total costs and expenses                         41,439,442         18,779,881         17,794,020
                                                             -----------------      -------------     --------------
                   Operating loss                                  (27,020,200)        (5,711,563)        (5,974,850)

Equity in losses of joint venture (note 5)                          (1,124,846)        (3,030,723)        (2,282,495)
Interest and other income                                              300,245            289,038             35,090
Interest expense                                                       (20,848)          (546,915)          (627,614)
                                                             -----------------      -------------     --------------
                   Net loss                                  $     (27,865,649)        (9,000,163)        (8,849,869)
                                                             =================      =============     ==============
Basic and diluted net loss per share                         $           (1.18)             (0.40)             (0.46)
                                                             =================      =============     ==============
Weighted average common shares outstanding                          23,605,352         22,607,327         19,254,830
                                                             =================      =============     ==============




See accompanying notes to consolidated financial statements.

                        STARGUIDE DIGITAL NETWORKS, INC.
                                AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Deficit

                  Years ended December 31, 2000, 1999 and 1998





                                       Class A common stock            Class B common stock        Additional
                                      ------------------------      ------------------------        paid-in
                                        Shares        Amount           Shares       Amount          capital
                                      -----------    ---------      ----------     ----------     -------------

Balance at December 31, 1997          10,000,000     $  10,000       9,053,184      $  9,053      $   8,798,518

Issuance of Class A common stock
    and warrants                       3,200,000         3,200              --            --          7,996,800
Issuance of Class B common stock
    for interest on note payable              --            --         133,846           134            501,788
Net loss                                      --            --              --            --                 --
                                      ----------     ---------      ----------      --------      -------------

Balance at December 31, 1998          13,200,000        13,200       9,187,030         9,187         17,297,106
Issuance of Class B common stock
    for conversion of note payable            --            --         417,729           418            576,535
Purchase of treasury stock                    --            --              --            --                 --
Net loss                                      --            --              --            --                 --
                                      ----------     ---------      ----------      --------      -------------
Balance at December 31, 1999          13,200,000        13,200       9,604,759         9,605         17,873,641
Issuance of Class B common stock,
    net of issuance costs                     --            --       1,217,250         1,217         12,083,605
Exercise of stock options                     --            --          14,252            15             29,702
Purchase of treasury stock                    --            --              --            --                 --
Issuance of Class B common stock
    warrants and options                      --            --              --            --         19,630,000

Net loss                                      --            --              --            --                 --
                                      ----------     ---------      ----------      --------      -------------
Balance at December 31, 2000          13,200,000     $  13,200      10,836,261      $ 10,837      $  49,616,948
                                      ==========     ==========     ==========      ========      =============




                                     Treasury Stock
                                   -------------------    Accumulated
                                    Shares     Amount       deficit           Total
                                   --------  ---------  --------------- ----------------

Balance at December 31, 1997           --  $       --   $  (14,451,437) $    (5,633,866)

Issuance of Class A common stock
    and warrants                       --          --               --        8,000,000
Issuance of Class B common stock
    for interest on note payable       --          --               --          501,922
Net loss                               --          --       (8,849,869)      (8,849,869)
                                  -------  ----------   --------------  ---------------

Balance at December 31, 1998           --          --      (23,301,306)      (5,981,813)

Issuance of Class B common stock
    for conversion of note payable     --          --               --          576,953
Purchase of treasury stock         80,000    (270,000)              --         (270,000)
Net loss                               --          --       (9,000,163)      (9,000,163)
                                  -------  ----------   --------------  ---------------

Balance at December 31, 1999       80,000    (270,000)     (32,301,469)     (14,675,023)
Issuance of Class B common stock,
    net of issuance costs              --          --               --       12,084,822
Exercise of stock options              --          --               --           29,717
Purchase of treasury stock        187,032    (701,370)              --         (701,370)
Issuance of Class B common stock
    warrants and options               --          --               --       19,630,000

Net loss                               --          --      (27,865,649)     (27,865,649)
                                  -------  ----------   --------------  ---------------

Balance at December 31, 2000      267,032  $ (971,370) $   (60,167,118) $   (11,497,503)
                                  =======  ==========   ==============  ===============


See accompanying notes to consolidated financial statements.

                       STARGUIDE DIGITAL NETWORKS, INC.
                               AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                 Years ended December 31, 2000, 1999 and 1998


                                                                            2000             1999            1998
                                                                      ---------------     ----------      ----------
Cash flows from operating activities:
   Net loss                                                           $   (27,865,649)    (9,000,163)     (8,849,869)
   Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
       Depreciation and amortization                                          824,451        973,189       1,266,961
       Noncash stock compensation                                          19,630,000             --              --
       Reduction in notes payable to settle claim                                  --       (203,906)             --
       Provision for (recovery of) doubtful accounts                          530,879         93,362            (205)
       Noncash interest expense                                                    --         29,753         501,922
       Equity in losses of joint venture                                    1,124,846      3,030,723       2,282,495
       Loss on disposal of property and equipment                                  --             --          16,974
       Changes in operating assets and liabilities:
         Accounts receivable                                                4,041,829     (6,371,774)      1,614,024
         Inventories                                                         (139,634)       460,604         114,304
         Prepaid expenses and other assets                                   (887,726)      (761,944)        (10,422)
         Accounts payable and accrued liabilities                            (873,664)     1,065,318       1,240,831
         Deferred revenue                                                     165,549     13,826,581         205,352
         Other current liabilities                                           (152,628)       130,869         (32,332)
                                                                      ---------------     ----------      ----------
             Net cash provided by (used in) operating activities           (3,601,747)     3,272,612      (1,649,965)
                                                                      ---------------     ----------      ----------
Cash flows from investing activities:
   Purchases of property and equipment                                       (664,140)      (434,268)       (188,193)
   Other assets                                                                    --       (112,664)         46,557
   Investment in and advances to joint venture                               (748,594)    (1,526,600)     (1,249,662)
                                                                      ---------------     ----------      ----------
             Net cash used in investing activities                         (1,412,734)    (2,073,532)     (1,391,298)
                                                                      ---------------     ----------      ----------
Cash flows from financing activities:
   Sale of common stock and exercise of options                            12,114,539             --       8,000,000
   Purchase of treasury stock                                                (701,370)      (270,000)             --
   Proceeds from notes payable                                                     --             --       3,000,000
   Payments on notes payable                                                       --             --      (3,000,000)
   Principal payments on long-term debt                                    (5,222,520)      (545,470)     (1,502,520)
   Net payments on bank lines of credit                                      (430,000)      (115,000)     (1,918,050)
                                                                      ---------------     ----------      ----------
             Net cash provided by (used in) financing activities            5,760,649       (930,470)      4,579,430
                                                                      ---------------     ----------      ----------
Net increase in cash and cash equivalents                                     746,168        268,610       1,538,167

Cash and cash equivalents at beginning of year                              2,144,572      1,875,962         337,795
                                                                      ---------------     ----------      ----------
Cash and cash equivalents at end of year                              $     2,890,740      2,144,572       1,875,962
                                                                      ===============     ==========      ==========
Supplemental disclosures of cash flow information:
   Income taxes paid                                                  $            --             --           1,319
                                                                      ===============     ==========      ==========
   Interest paid                                                      $        20,848        131,840          91,888
                                                                      ===============     ==========      ==========
   Common stock issued in lieu of debt payments                       $            --        576,953              --
                                                                      ===============     ==========      ==========



See accompanying notes to consolidated financial statements.

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999





(1)  Summary of Significant Accounting Policies

     (a)  Description of Business

          StarGuide Digital Networks, Inc. (the Company) was incorporated in Nevada in January 1996. The Company owns proprietary digital software, hardware and communications technology. Its products include variable bandwidth satellite receivers, audio compression codes, software to operate integrated digital multimedia networks, software development for satellite applications and engineering consulting services.
          See note 15.

     (b)  Principles of Consolidation

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Corporate Computer Systems, Inc. (CCS). CCS also owns two subsidiaries: Corporate Computer Systems Consultants, Inc., which provides engineering consulting services to the research, manufacturing and telecommunications industries and Telmac Systems, Inc., which manufactures digital audio compression and decompression equipment and develops software for satellite telemetry applications. All significant intercompany balances and transactions have been eliminated.

     (c)  Cash and Cash Equivalents

          Cash and cash equivalents are highly liquid investments with original maturities of three months or less. The Company maintains substantially all of its cash and cash equivalents within several major financial institutions in the United States. At times, such deposits may be in excess of the amounts of insurance provided on such deposits.

     (d)  Financial Instruments

          Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, and accounts receivable. The Company performs ongoing credit evaluations of its customers, generally does not require collateral from its customers and maintains a reserve for potential credit losses. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to their short maturities. Based on rates then available to the Company for debt with similar terms and remaining maturities, the carrying amounts for notes payable at December 31, 1999 approximate fair value.

     (e)  Inventories

          Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market. The Company's inventories include parts and components that are specialized in nature or subject to rapid technological obsolescence. While the Company has programs to minimize the required inventories on hand and considers technological obsolescence when estimating allowances required to reduce recorded amounts to market values, such estimates could change in the future.

                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999


     (f)  Property and Equipment

          Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of assets of three to five years using the straight-line method. Leasehold improvements are amortized by the straight-line method over the shorter of the lease term or the estimated useful life of the improvement. Expenditures for repairs and maintenance are charged to expense as incurred.

     (g)  Intellectual Property Rights

          Acquired intellectual property rights, which include patents, copyrights, trademarks, know-how and certain other intangible assets, are recorded at cost and amortized over estimated useful lives ranging from five to seven years using the straight-line method.

     (h)  Investment in Joint Venture

          The Company's investment in a joint venture is accounted for using the equity method. Losses in excess of the Company's investment and its guaranteed minimum contribution are recognized in full based on the Company's intent to fund excess losses of the joint venture.

     (i)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

     (j)  Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999



     (k)  Impairment of Long-lived Assets

          Long-lived assets and certain identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (l)  Comprehensive Income

          Comprehensive income includes all changes in stockholders' equity (deficit) during a period except those resulting from investments by owners and distributions to owners. Comprehensive loss and net loss are the same for the periods presented.

     (m)  Research and Development and Advertising

          Research and development and advertising costs are expensed as incurred. Advertising expense was $319,876 in 2000, $148,768 in 1999 and $189,622 in 1998.

     (n)  Revenue Recognition

          The Company recognizes revenue from product sales upon shipment or satisfactory installation, if required by contract. Service revenue is recognized when services are rendered. Revenue from arrangements for the sale of products which include software components that are more than incidental to the functionality of the related product is accounted for under AICPA Statement of Position 97-2, Software Revenue Recognition. If vendor-specific objective evidence of the fair values of each of the elements of the arrangement does not exist, revenue from product sales is initially deferred and recognized on a straight-line basis over the life of the arrangement.

     (o)  Software Development Costs

          Costs incurred to establish the technological feasibility of a software product to be sold are expensed as incurred. Costs of producing product masters incurred subsequent to establishing technological feasibility are capitalized. Capitalized software development costs are amortized on a product-by-product basis over the estimated economic life of the product (generally 4-5 years). Amortization is computed by using either the ratio that current gross revenues for a product bear to the total of current and anticipated gross revenues for that product or the straight-line method, whichever results in a greater annual amortization.


                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999


     (p)  Stock-based Compensation

          The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current fair value of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

(2)  Inventories

     Inventories as of December 31, 2000 and 1999 are summarized as follows:

                                                    2000                1999
                                              ----------------    ----------------

        Raw materials                       $          582,223             523,088
        Work-in-process                                202,322             417,416
        Finished goods                               1,324,032           1,028,439
                                              ----------------    ----------------
                                            $        2,108,577           1,968,943
                                              ================    ================

(3)  Property and Equipment

     Property and equipment as of December 31, 2000 and 1999 are summarized as follows:

                                                    2000                 1999
                                              ----------------     ----------------

        Office furniture and equipment      $        1,381,870            1,191,993
        Engineering equipment                          633,575              461,054
        Production and sales equipment               1,718,412            1,468,920
        Leasehold improvements                          14,318               14,318
                                              ----------------     ----------------
                                                     3,748,175            3,136,285

        Less accumulated depreciation and
          amortization                              (2,878,095)          (2,410,840)
                                              ----------------     ----------------
                                            $          870,080              725,445
                                              ================     ================

                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999



(4)  Other Assets

     Other assets as of December 31, 2000 and 1999 are summarized as follows:

                                                    2000                1999
                                              ----------------    ----------------

        Intellectual property rights        $          123,899             360,627
        Software development costs                      21,962              90,180
        Other assets                                   120,882             129,917
        Deferred merger costs                        1,092,127                  --
                                              ----------------    ----------------
                                            $        1,358,870             580,724
                                              ================    ================

     Intellectual property rights and software development costs are reported net of accumulated amortization of $1,729,240 and $1,424,294 at December 31, 2000 and 1999, respectively. Deferred merger costs relate to the Company's merger with Digital Generation Systems, Inc. in January 2001 (see note 15).

(5)  Investment in Joint Venture

     The Company owns a 50% interest in a joint venture, Musicam Express, L.L.C. (Musicam), which serves the radio industry by enabling the transmission, exchange, storage and retrieval of programming, commercials, music releases, affidavits of performance and other information over high-speed digital telecommunications circuits on an on-demand basis. The remaining 50% of the joint venture is owned equally by Westwood One, Inc. and Infinity Broadcasting Corporation. The joint venture owners are obligated to make capital contributions in amounts and at times agreed upon by the parties, in proportion to their profit and loss percentages. The Company's obligation under the joint venture agreement is to make contributions up to a maximum of $1,000,000 per year for a five year period from 1996 - 2000. The Company has recognized losses in excess of its investment and its guaranteed minimum contribution based on its intent to fund these excess losses. In addition, the Company has made noninterest-bearing advances to Musicam to fund operations. In March, 2001, the Company acquired the remaining 50% interest in Musicam (note 15).

     Included in revenues in the consolidated statements of operations for 2000, 1999 and 1998 is $104,467, $122,101 and $175,963, respectively, of product sales to Musicam. The Company initially defers 50% of the gross profit related to these sales. The amounts deferred are recognized as equity in earnings (loss) of the joint venture on a straight-line basis over the period that Musicam depreciates the related equipment sold by the Company. There are no deferred profits remaining at December 31, 2000 as Musicam fully impaired the related assets. Included in the excess of losses over investment in and amounts due from joint venture are amounts due from Musicam to the Company of $4,442,022 and $3,547,200 at December 31, 2000 and 1999, respectively, related to these sales and advances.

                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999



     Summarized financial information for Musicam as of and for the years ended December 31, 2000, 1999 and 1998 is as follows:

                                                 2000                 1999                 1998
                                           ----------------     ----------------     ----------------

    Financial position:
        Current assets                   $          547,117              321,991              269,864
        Noncurrent assets                           480,550            1,730,898            7,562,674
                                           ----------------     ----------------     ----------------
                Total assets             $        1,027,667            2,052,889            7,832,538
                                           ================     ================     ================

        Current liabilities              $       15,053,813              506,661            1,235,051
        Noncurrent liabilities                           --           13,030,225           12,567,391
        Members' deficit                        (14,026,146)         (11,483,997)          (5,969,904)
                                           ----------------     ----------------     ----------------


                Total liabilities and
                  members' deficit       $        1,027,667            2,052,889            7,832,538
                                           ================     ================     ================

     Results of operations:
        Sales                            $        1,289,291            1,609,028            1,796,404
        Gross profit (loss)                         296,880              118,394              (63,611)
        Net loss                                 (2,542,148)          (7,308,093)          (5,276,738)

(6)  Commitments and Contingencies

     (a)  Leases

          The Company leases office space, equipment and satellite transponder space under operating leases that expire at various times through 2005. The Company also subleases a portion of the satellite transponder space to various other customers. Future minimum rental obligations and subleases as of December 31, 2000 are as follows:


                                              Rental            Subleases
                                           obligations
                                        ----------------    ----------------

               2001                   $          380,552              67,350
               2002                              204,618               1,400
               2003                              145,747                  --
               2004                               97,490                  --
               2005                                1,672                  --
                                        ----------------    ----------------
                      Total           $          830,079              68,750
                                        ================    ================

          Rent expense was $979,792 in 2000, $1,028,706 in 1999 and $1,327,969
          in 1998. Sublease rental income was $120,760 in 2000, $140,160 in 1999 and $870,788 in 1998.


                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999




          The Company leases its transponder space from a limited number of suppliers, which transponder space is in turn subleased to third parties. The leases in which the Company is the lessee are only cancelable in the event that service from the transponder can no longer be provided.

     (b)  Litigation

          The Company is involved in certain legal and administrative proceedings arising in the ordinary course of business. While the ultimate outcome of any matter is not determinable, in the opinion of management the ultimate disposition of these proceedings will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

(7)  Long-term Debt

                                                                      2000                1999
                                                                ----------------    ----------------

        Non-interest-bearing notes payable to related
          parties, payable through March 2000                  $              --             222,520
        Convertible note payable, due December 2001,
          with interest at 8%                                                 --          5,000 ,000
                                                                ----------------    ----------------


                                                                              --           5,222,520
        Less current portion                                                  --            (222,520)
                                                                ----------------    ----------------
                                                               $              --           5,000,000
                                                                ================    ================

     For financial reporting purposes, the Company discounted the non-interest-bearing notes at 9% per annum. Amortization of the discount was reported as interest expense of $13,164 in 2000, $85,928 in 1999 and $121,153 in 1998.
     The convertible note payable was repaid in full during 2000 from the proceeds of the March private placement (see note 10 (a)).

(8)  Bank Line of Credit

     During 2000, the Company's bank line of credit was fully repaid and expired. The line of credit agreement provided for maximum borrowings of $1,000,000 and was collateralized by accounts receivable, inventories and equipment of the Company. The borrowing base was limited to 80% of CCS's prime accounts receivable, defined as receivables less than 90-days outstanding.

(9)  Related Party Transactions

     During 2000, the Company charged Digital Generation Systems, Inc. (DG Systems), $658,000 for payroll, insurance and travel costs related to shared employees and was charged approximately $342,000 for shared costs related to shared office space, common utilities and equipment. At December 31, 2000, the Company had a net receivable from DG Systems of approximately $443,000.

     During 2000, the Company was charged $199,000 by an entity controlled by the chairman of the board of directors for reimbursement of travel and promotion expenses. These amounts are included in accounts payable at December 31, 2000.

(10) Stockholders' Deficit

     (a)  Common Stock

          The Company's common stock is divided into two classes, Class A and Class B. Holders of Class A common stock are entitled to 20 votes for each share issued. Holders of Class B common stock are entitled to one vote for each share issued. In all other respects, the rights of the two classes are identical.

                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999




          In March 2000, the Company sold 1,217,250 shares of Class B common stock, resulting in net proceeds of $12,084,822. A portion of these proceeds was used to repay the Company's $5.0 million convertible note payable. In addition, the Company paid the holder of the note $701,370 in exchange for 187,032 shares previously issued to the holder in lieu of interest payments.

     (b)  Common Stock Warrants

          In December 1998, in connection with the sale of 3,200,000 shares of Class A common stock, the Company issued the purchaser a warrant to purchase 500,000 shares of Class B common stock at $5.00 per share. The warrant expires in December 2003.

          In February 2000, the board of directors approved the issuance of warrants to its Chairman to purchase up to 2,250,000 shares of Class B common stock at $2.50 per share, resulting in a noncash compensation charge of $16,875,000. The warrant expires in February 2005. In March 2000, the board of directors approved the award of stock purchase rights for Class B common stock to a third party in the amount of 200,000 shares at $2.50 per share, resulting in a noncash charge of $1,500,000. The stock purchase right expires in March 2001.

     (c)  Stock Options

          The Company has stock option plans (the Option Plans) under which the board of directors can issue options to purchase up to 5,000,000 shares of Class B common stock to employees and directors of, and consultants to, the Company.

          Under the Option Plans, the board of directors has the authority to determine to whom options will be granted, the number of shares under option, the option term, the exercise price and the vesting period. The term of any incentive stock options issued under the Option
          Plans may not exceed ten years from the date of grant and options generally vest over periods ranging from one to five years.


                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999



       Activity under the Option Plan is as follows:

                                                                Options outstanding
                                                        ---------------------------------------
                                                                                  Weighted
                                                            Number                average
                                                              of                  exercise
                                                            shares                  price
                                                      ----------------     ------------------

        Balance at December 31, 1997                     1,992,750                  $2.06
        Granted                                             28,250                  $2.50
        Cancelled                                         (457,750)                 $2.08
                                                     ---------------

        Balance at December 31, 1998                     1,563,250                  $2.06
        Granted                                          1,506,150                  $3.75
        Cancelled                                          (37,950)                 $2.03
                                                     ---------------
        Balance at December 31, 1999                     3,031,450                  $2.92
        Granted                                            190,000                  $4.14
        Exercised                                          (14,252)                 $2.09
        Cancelled                                         (116,448)                 $2.03
                                                     ---------------
        Balance at December 31, 2000                     3,090,750                  $3.03
                                                     ---------------
        Exercisable at December 31, 2000                 2,240,250                  $2.77
                                                     ===============


          Noncash compensation charges of $1,255,000 were recorded for the year ended December 31, 2000 related to options granted with exercise prices below estimated fair value (determined based on the $10 per share price of the private placement completed in March 2000) and other option activity.

          Options outstanding and currently exercisable at December 31, 2000 are as follows:

                                                               Options currently
                Options outstanding                              exercisable
---------------------------------------------------   ----------------------------------
                    Weighted-
                     average
                    remaining
    Number         contractual         Exercise            Number           Exercise
 outstanding          life               price           outstanding         price
-------------   ---------------   -----------------   ---------------   ----------------

    1,290,500              5.92              $ 2.00         1,290,500             $ 2.00
      105,250              7.00              $ 2.50           102,250             $ 2.50
    1,633,000              8.93              $ 3.75           816,500             $ 3.75
       62,000              9.33              $10.00            31,000             $10.00
-------------                                         ---------------
    3,090,750                                               2,240,250
=============                                         ===============

                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999



     (d)  Stock-based Compensation

          The Company has adopted the disclosure only provisions of SFAS No. 123, Accounting for Stock Issued to Employees. Had compensation cost for employee option awards been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and basic and diluted net loss per share for the years ended December 31, 2000, 1999 and 1998 would have increased to the pro forma amounts indicated below:

                                                       2000                  1999                  1998
                                                 -----------------     -----------------     -----------------
     As reported:
          Net loss                              $       (27,865,649)           (9,000,163)           (8,849,869)
                                                  =================     =================     =================
          Basic and diluted net loss per share  $             (1.18)                (0.40)                (0.46)
                                                  =================     =================     =================

     Pro forma:
          Net loss                              $       (28,756,849)           (9,253,774)           (9,040,558)
                                                  =================     =================     =================
          Basic and diluted net loss per share  $             (1.22)                (0.40)                (0.46)
                                                  =================     =================     =================

          Such pro forma disclosures may not be representative of future compensation costs because options vest over several years and additional grants are made each year.

          The weighted-average fair value of options granted during 2000, 1999 and 1998 was $5.74, $1.02 and $0.63 per share, respectively.

          The fair value of each option grant is estimated on the grant date using the minimum value method, an expected dividend yield of 0%, and the following assumptions:

                                                      2000              1999              1998
                                                 -------------     -------------     -------------
             Risk-free interest rate                 6.18%               6.36%             5.85%
             Expected term of option                 5 years             5 years           5 years

     (e)  Earnings Per Share

          Under SFAS No. 128, Earnings Per Share, the Company is required to compute earnings per share under two different methods (basic and diluted). Basic earnings per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average shares of common stock outstanding during the period. Diluted earnings per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average shares of outstanding common stock and common stock equivalents during the period. Due to losses, inclusion of common stock equivalents would be antidilutive. Therefore, basic and diluted loss per share for the Company are the same.

                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999



(11) Income Taxes

     Components of deferred tax assets at December 31, 2000 and 1999 are as follows:

                                                         2000                 1999
                                                  ----------------     ----------------

Net operating loss carryforwards                $        8,378,769            6,263,684
Noncash stock award charges                              7,839,427                   --
Other temporary differences                                543,623              603,707
Research and development credit carryforwards              405,790              405,790
                                                  ----------------     ----------------

       Total gross deferred tax                         17,167,609            7,273,181
Valuation allowance                                    (17,167,609)          (7,273,181)
                                                  ----------------     ----------------
       Net deferred tax assets                  $               --                   --
                                                  ================     ================

     As of December 31, 2000, the Company has federal and state net operating loss carryforwards (NOLs) of approximately $22,000,000. The NOLs will begin to expire in 2011 and will continue to expire in varying amounts each year through 2020. Due to a significant change in ownership, the Company's ability to utilize these NOLs may be limited by Internal Revenue Code
     Section 382.

(12) Segment Information

     The Company operates predominately in two segments: satellite and wireless transmission technology and digital compression technology and consulting. CCS, a wholly-owned subsidiary of the Company acquired in 1995, is responsible for the digital compression technology and consulting business.

     The information in the following tables is derived directly from the internal financial reporting used for corporate management purposes. Noncash stock award charges and the Company's equity in losses of Musicam are not included in the measurement of segment operating performance (in thousands).

                                                                Year ended December 31, 2000
                           ----------------------------------------------------------------------------------------------
                                                               Digital                Stock
                                       Satellite            compression               award
                                          and                   and                charges and
                                       wireless              consulting              Musicam                Consolidated
                                 -----------------      -----------------     -------------------      ------------------
        Revenues                     $       6,881                  7,538                     --                  14,419
        Net income (loss)            $      (7,293)                   182                (20,755)                (27,866)
        Total assets                 $       8,595                  2,507                     --                  11,102


                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999



                                                                 Year ended December 31, 1999
                           -----------------------------------------------------------------------------------------------
                                                              Digital
                                      Satellite             compression
                                          and                   and
                                       wireless              consulting               Musicam              Consolidated
                                 -----------------      -----------------      -------------------      ------------------
        Revenues                $            7,160                  5,908                       --                  13,068
        Net loss                $           (5,529)                  (440)                  (3,031)                 (9,000)
        Total assets            $           11,510                  2,552                       --                  14,062


                                                                 Year ended December 31, 1998
                           -----------------------------------------------------------------------------------------------
                                                              Digital
                                      Satellite             compression
                                          and                   and
                                       wireless              consulting               Musicam              Consolidated
                                 -----------------      -----------------      -------------------      ------------------
        Revenues                $            4,317                  7,502                       --                  11,819
        Net loss                $           (5,761)                  (807)                  (2,282)                 (8,850)
        Total assets            $            4,961                  2,886                       --                   7,847

(13) Deferred Revenue, Net

     During 1999, the Company entered into contracts with two major radio broadcasting corporations to produce and supply the Company's receivers, hubs and other items. The terms of the contracts are five and seven years and cover the related equipment and software, future software enhancements, technical support, development work and training. As the equipment to be sold under the contracts includes software components that are more than incidental to the functionality of the equipment, the entire arrangement has been accounted for under AICPA Statement of Position 97-2, Software Revenue Recognition. Cash received related to these contracts in advance of shipping product is recorded as customer deposits and reclassified to deferred revenue when the product is shipped, with revenue and cost of revenue being recognized on a straight-line basis over the respective contract terms.

     Revenues and cost of revenues under these two contracts during 2000 were $3,462,255 and $1,176,933, respectively, and during 1999 were $241,679 and
     $84,310, respectively. Accounts receivable related to these contracts was $1,293,937 and $4,669,240 at December 31, 2000 and 1999.


                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999



     The components of deferred revenue at December 31, 2000 and 1999 are as follows:

                                                    2000                 1999
                                              ----------------     ----------------

        Deferred revenue                     $      21,707,577            7,032,324
        Deferred cost of revenue                    (7,424,293)          (2,210,074)
        Customer deposits                            1,053,554           10,349,039
                                              ----------------     ----------------

                                                    15,336,838           15,171,289
             Less current portion                   (3,260,439)          (3,122,455)
                                              ----------------     ----------------
                                            $       12,076,399           12,048,834
                                              ================     ================

(14) Employee Benefit Plan

     The Company has adopted a deferred compensation plan intended to qualify under Section 401(k) of the Internal Revenue Code (the Plan). All employees are eligible to participate in the Plan and may contribute from 1% to 15% of their annual compensation, subject to certain limitations. The Plan provides for discretionary contributions by the Company; however, the Company has not made any contributions to the Plan.

(15) Subsequent Events

     During October 2000, the board of directors of the Company unanimously approved an Agreement and Plan of Merger, dated as of July 7, 2000, which provided for the merger of SG Nevada Merger Sub Inc. (SG Nevada), a wholly-owned subsidiary of Digital Generation Systems, Inc. (DG Systems), with and into the Company. In this merger, the holders of the Company's common stock received for each share of common stock approximately 1.7332 shares of DG Systems' common stock and the holders of DG Systems common stock will continue to hold their shares. Final approval of the merger was obtained at the annual meeting on November 21, 2000 and was consummated effective January 1, 2001. SG Nevada ceased to exist as a separate entity and the Company continues as the surviving corporation. The merger will be accounted for as a reverse acquisition, and accordingly, historical results of the combined company will be that of the Company. The results of operations of DG Systems will be included subsequent to the consummation date.

     In April 2000, the Company reached an agreement to purchase the 50% interest in Musicam owned by Westwood One, Inc. and Infinity Broadcasting Corporation in exchange for Company Class B common stock plus the assumption of any outstanding bank debt and other liabilities of Musicam. The acquisition was consummated effective March 1, 2001 through the issuance of 693,280 shares of DG Systems' common stock. The acquisition will be accounted for in accordance with the purchase method.

     In connection with the acquisition, the Company assumed $10 million of debt from Musicam with a scheduled repayment date of June 2001. Management intends to refinance this debt prior to its due date on a long-term basis. As of March 23, 2001, the Company has received a commitment from a bank for a $15 million credit facility, a portion of which will be used to refinance the debt assumed in the Musicam acquisition. Management believes it is probable that it will be able to obtain this or other financing sufficient to meet its obligations in 2001, including the $10 million of debt assumed in the Musicam acquisition. In the event the Company is not successful in securing additional financing, the Company plans to take other actions, such as delaying certain discretionary spending and reducing administrative expenditures to ensure sufficient liquidity to refinance the debt and meet its other obligations as they become due. The Company's ability to obtain additional funding, thus necessitating the other actions of reducing discretionary expenditures, could impact the Company's business, financial condition and results of operations.


                                                                     (Continued)

                        STARGUIDE DIGITAL NETWORKS, INC
                               AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

                          December 31, 2000 and 1999



(16) New Accounting Pronouncement

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. This new standard requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Under SFAS No. 133, gains or losses resulting from changes in the values of derivatives are to be reported in the statement of operations or in other comprehensive income, depending on the use of the derivatives and whether they qualify for hedge accounting. The Company is required to adopt SFAS No. 133 in the first quarter of 2001. The Company does not engage in hedging activity and does not have any significant derivatives. Accordingly, adoption of this new standard will not have a significant impact on the Company.

          COMBINED COMPANY UNAUDITED PROFORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS



     In January 2001, DG Systems completed its merger with StarGuide pursuant to the Agreement and Plan of Merger by and among DG Systems, a DG Systems merger subsidiary, and StarGuide. Under the terms of the merger agreement, the holders of StarGuide common stock received 1.7332 shares of DG Systems common stock for each StarGuide share. Based on the exchange ratio, StarGuide shareholders obtained a majority of the voting interest of the combined company.

     DG Systems is the parent of StarGuide, and is the surviving registrant in the merger. However, for accounting purposes, StarGuide is deemed the acquirer and, accordingly, the merger will be accounted for as a reverse acquisition of DG Systems under the purchase method of accounting. Under this method of accounting, the combined company's historical results for periods prior to the merger will be those of StarGuide. Effective January 1, 2000 the assets and liabilities of DG Systems were recorded at their estimated fair values.

     The following combined company unaudited pro forma condensed consolidated financial statements utilize the historical financial statements of StarGuide and DG Systems for the periods presented. The combined company unaudited pro forma condensed consolidated financial statements give effect to the merger as if the transaction had occurred on December 31, 2000 for purposes of the combined company unaudited pro forma condensed consolidated balance sheet, and on January 1, 2000 for purposes of the combined company unaudited pro forma condensed consolidated statement of operations.

     The combined company unaudited pro forma condensed consolidated balance sheet and statement of operations do not purport to represent what the financial position or results of operations actually would have been if the merger had occurred as of such dates, or what such results will be for any future periods.

     The combined company unaudited pro forma condensed consolidated financial statements are derived from the historical financial statements of DG Systems and StarGuide and the assumptions and adjustments described in the accompanying notes. The pro forma adjustments are based on preliminary estimates and assumptions that DG Systems and StarGuide believe are reasonable under the circumstances. The combined company unaudited pro forma financial information should be read in conjunction with the historical financial statements and the accompany notes thereto of DG Systems and StarGuide. The combined company unaudited pro forma condensed consolidated financial statements do not reflect any cost savings or other economic efficiencies which may result from the merger.

                               COMBINED COMPANY
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            as of December 31, 2000
                                (in thousands)



                                                 Historical  Historical    Pro forma      Pro forma
                                                 Starguide   DG Systems   Adjustments     Combined
                                                 ----------  ----------   -----------     ---------

Assets
Current assets:
  Cash and cash equivalents ..................   $  2,891    $   3,539    $    --         $   6,430
  Accounts receivable, net ...................      3,211       12,874                       16,085
  Inventory ..................................      2,108         --                          2,108
  Other current assets .......................        663        1,573         (443)(b)       1,793
                                                 --------    ---------    ---------       ---------
    Total current assets .....................      8,873       17,986         (443)         26,416

Property and equipment, net ..................        870        6,066        8,627 (a)      15,563
Goodwill and other intangible assets .........       --         12,335      199,041 (a)     199,041
                                                                            (12,122)(a)
                                                                               (213)(c)
Other assets .................................      1,359         --         (1,092)(a)         480
                                                                                213 (c)
                                                 --------    ---------    ---------       ---------

Total assets .................................   $ 11,102    $  36,387    $ 194,011       $ 241,500
                                                 ========    =========    =========       =========


Liabilities and shareholders' equity (deficit)
Current liabilities:
  Accounts payable and accrued
   liabilities ...............................   $  4,479    $   6,590    $   6,241 (a)   $  16,867
                                                                               (443)(b)
  Deferred revenue ...........................      3,260         --                          3,260
  Current portion of long-term debt ..........       --          3,883                        3,883
  Other ......................................        216         --                            216
                                                 --------    ---------    ---------       ---------
    Total current liabilities ................      7,955       10,473        5,798          24,226

Deferred revenue .............................     12,076         --                         12,076
Long-term debt ...............................       --          1,729                        1,72
Excess of losses over investment in and
 amounts due from joint venture ..............      2,568         --                          2,568
                                                 --------    ---------    ---------       ---------
    Total liabilities ........................     22,599       12,202        5,798          40,599

Shareholders equity (deficit):
Common stock .................................         24      122,959     (122,959)(a)     261,262
                                                                               (971)(a)
                                                                             49,617 (a)
                                                                            212,592 (a)
Paid-in capital ..............................     49,617         --        (49,617)(a)        --
Accumulated deficit ..........................    (60,167)     (98,658)      98,658 (a)     (60,167)
Treasury stock ...............................       (971)        (101)         971 (a)        (101)
Receivables from issuance of common stock ....       --            (93)                         (93)
Accumulated other comprehensive income .......       --             78          (78)(a)        --
                                                 --------    ---------    ---------       ---------
    Total shareholders' equity (deficit) .....    (11,497)      24,185      188,213         200,901
                                                 --------    ---------    ---------       ---------

Total liabilities and shareholders' equity ...   $ 11,102    $  36,387    $ 194,011       $ 241,500
                                                 ========    =========    =========       =========


See accompanying "Notes to Combined Company Unaudited Pro Forma Condensed Consolidated Financial Statements."

                               COMBINED COMPANY
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 2000
                   (in thousands, except per share amounts)



                                              Historical   Historical   Pro forma       Proforma
                                              Starguide    DG Systems  Adjustments      Combined
                                              ----------   ----------  -----------     ---------

Revenues ..................................   $  14,419    $  54,711    $              $  69,130

Costs and expenses:
  Cost of revenues ........................       9,802       30,296                      40,098
  Sales and marketing .....................       2,742        4,448                       7,190
  Research and development ................       3,111        3,112                       6,223
  General and administrative:
    Noncash stock award charges.............     19,630         --                        19,630
    Other..................................       5,331        7,838           --         13,169
  Depreciation and amortization ...........         824        7,095       16,665(a)      17,489
                                                                           (7,095)(a)
                                              ---------    ---------    ---------      ---------
    Total costs and expenses ..............      41,440       52,789        9,570        103,799
                                              ---------    ---------    ---------      ---------

Income / (loss) from operations ...........     (27,021)       1,922       (9,570)       (34,669)

Other income (expense):
  Interest and other income ...............         301         --                           301
  Interest and other expense ..............         (21)        (766)                       (787)
  Equity in losses of joint venture .......      (1,125)        --                        (1,125)
                                              ---------    ---------    ---------      ---------
    Total other income (expense) ..........        (845)        (766)        --           (1,611)
                                              ---------    ---------    ---------      ---------


Net income / (loss) .......................   $ (27,866)   $   1,156    $  (9,570)     $ (36,280)
                                              =========    =========    =========      =========


Basic and diluted net income/(loss)
    per share .............................   $   (1.18)   $    0.04                   $   (0.53)
                                              =========    =========                   =========

Weighted average common shares outstanding:
  Basic ...................................      23,605       28,103       17,307(d)      69,015
                                              =========    =========    =========      =========
                                                                           (1,942)(e)
  Diluted .................................      23,605       30,045       17,307(d)      69,015
                                              =========    =========    =========      =========





See accompanying "Notes to Combined Company Unaudited Pro Forma Condensed Consolidated Financial Statements."

                           NOTES TO COMBINED COMPANY
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(a) To record the merger. The merger was accounted for as a purchase business combination with StarGuide treated as the accounting acquirer. In addition, the pro forma entries adjust the historical capital structure of StarGuide to the capital structure of DG Systems, the legal surviving corporation in the merger.

     The outstanding shares of DG Systems at January 1, 2001 have been valued at $6.50 per share, resulting in a value assigned to the shares of $183.5 million. The $6.50 per share is based on the five day share price average of DG Systems with July 10, 2000 (the date the merger was announced) as the midpoint. The value of the merger consideration was determined based on DG Systems' traded market price per share because StarGuide's common stock was not publicly traded.

     The outstanding options and warrants of DG Systems have been valued using the Black-Scholes option pricing model. The combined company expects to incur direct acquisition costs in connection with the merger totaling approximately $6.5 million (including $1.1 million incurred by StarGuide at December 31, 2000 and recognized as other assets). The following table summarizes the estimated purchase price (in thousands):

        Fair value of outstanding common shares............  $183,542
        Fair value of outstanding options..................    14,334
        Fair value of outstanding warrants.................    14,716
                                                             --------
        Fair value of merger consideration.................   212,592
        Estimated merger costs.............................     7,333
                                                             --------

                Total purchase price.......................  $219,925
                                                             ========

     The following table summarizes the pro forma net assets acquired in connection with the merger and the preliminary allocation of the purchase price (in thousands):

        Working capital....................................  $  7,513
        Property and equipment.............................    14,693
        Long-term debt, excluding current portion..........  (  1,729)
        Other equity (contra equity).......................       194
        Other assets.......................................       213
        Goodwill and other intangibles.....................   199,041
                                                             --------

                Total purchase price.......................  $219,925
                                                             ========

     As set forth in the following table, a preliminary estimate of intangible assets relating to the merger are comprised of the following amounts (in thousands):

     Workforce................  $  5,300
     Customer accounts........    18,400
     Brand name...............     6,400
     Goodwill.................   168,941
                                --------

     Total intangible assets..  $199,041
                                ========

     Goodwill and other intangibles amortization for purposes of the pro forma financial statements is based on estimated lives ranging from 4 to 20 years. Property and equipment depreciation for purposes of the pro forma financial statements has been adjusted for the increased basis as a result of purchase accounting and is based on a weighted average useful life of five years. The pro forma condensed consolidated statement of operations has been adjusted to give effect to the pro forma depreciation and amortization through the elimination of DG Systems' historical depreciation and amortization and inclusion of the pro forma amounts. The pro forma adjustment for depreciation and amortization expense is summarized as follows:

     Depreciation of property and equipment ............   $ 2,939
     Amortization of identifiable intangibles...........     5,279
     Amortization of goodwill...........................     8,447
                                                           -------

                                                           $16,665
                                                           =======


     The purchase price allocation and lives assigned to the assets is preliminary. With the assistance of valuation consultants, DG Systems will complete its evaluation of the fair value and the lives of the assets acquired in 2001. Accordingly, the allocation of the purchase price and the lives of the assets acquired may differ from the final purchase price allocation and final lives assigned to the assets.

(b) To eliminate receivables and payables between StarGuide and DG Systems relating to shared office costs.

(c) To reclassify other assets of DG Systems from goodwill and other intangible assets to other assets.

(d) To recognize incremental shares from conversion of StarGuide shares to DG Systems shares at an exchange ratio of 1.7332 to 1.00.

(e) To eliminate DG Systems common stock equivalents that are antidilutive on a pro forma basis.